EXHIBIT 99.2
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                                    SIGNATURE
                                     EYEWEAR
                                     [LOGO]

Contacts:    Michael Prince
             Chief Financial Officer
             (310) 330-2700

             Michael Pollock
             PondelWilkinson MS&L
             (310) 207-9300


                    SIGNATURE EYEWEAR SIGNS LETTER OF INTENT
                       TO SELL CONVERTIBLE PREFERRED STOCK

                 -- BANK FORBEARANCE EXTENDED TO JUNE 3, 2002 -

--COMPANY ALSO OBTAINS A PROPOSAL FOR A $7 MILLION REPLACEMENT CREDIT FACILITY--

         INGLEWOOD, CALIF.-- APRIL 22, 2002-- Signature Eyewear, Inc. (OTC:SEYE) today announced that it has signed a letter of intent with a private investor to sell a new series of convertible preferred stock for $400,000. The company also announced it has received a non-binding written proposal for a $7 million credit facility that will replace the company's existing credit facility. The letter of intent contemplates that the investor will provide limited credit enhancement to facilitate the refinancing of the credit facility.

         In connection with these developments, the company's commercial bank has agreed to extend the current forbearance agreement to June 3, 2002.

         The letter of intent provides that the preferred stock would accrue cumulative dividends equal to 9% of the purchase price, and would be convertible into 5.5 million shares of the company's common stock at conversion price of $0.073 per share during the five year period after the closing. The letter of intent also contemplates that the investor would receive an option from the Weiss Family Trust, the company's largest shareholder, to purchase up to 1.6 million shares of Signature Eyewear common stock, and would be granted a proxy to vote those shares during the option period. If these transactions are consummated as proposed, the investor would become the controlling shareholder of the company and would have the right to appoint a majority of the directors of the company.
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                                    SIGNATURE
                                     EYEWEAR
                                     [LOGO]

         The letter of intent is non-binding with respect to any proposed transaction, and contemplates that the parties will proceed to negotiate a definitive agreement for the transaction. The consummation of the sale of preferred stock would be subject to a number of significant conditions beyond the control of the company, including satisfactory due diligence review of the company and its operations, obtaining the necessary consents from licensors and other third parties, and a refinance of the company's existing credit facility. The proposal to refinance the company's existing credit facility is conditioned upon successful consummation of the transactions contemplated by the letter of intent.

         The company cautioned that it could give no assurance that the transactions contemplated by the letter of intent or the refinance of the credit facility would occur or if they occur, would occur on the terms and conditions contemplated by the letter of intent.

            Signature Eyewear is a leading designer and marketer of prescription eyeglass frames and sunglasses under internationally recognized brand names such as Laura Ashley Eyewear, the premier feminine collection; Eddie Bauer Eyewear, the casual lifestyle collection for men and women; bebe eyes, sexy provocative eyewear for the contemporary woman; Hart Schaffner & Marx, the distinctively masculine collection; and Nicole Miller Eyewear, a fun, whimsical collection for the style-conscious modern woman. Signature Eyewear's proprietary brands include: Dakota Smith Eyewear, "The Original American Design"; and The Signature Collections. Signature Eyewear's products are sold in the United States and internationally to opticians, optometrists and ophthalmologists and to major international retail chains. For more information about Signature Eyewear call 1-800-765-EYES or visit the company's Web site at www.signatureeyewear.com.

            THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES AND THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER. SUCH STATEMENTS INCLUDE THE COMPANY'S ABILITY TO REFINANCE ITS CREDIT FACILITY AND TO SATISFY THE VARIOUS OTHER PRE-CLOSING REQUIREMENTS UNDER THE LETTER OF INTENT, ALL OF WHICH ARE SUBJECT TO MANY CONDITIONS, AND WHICH MAY BE BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY WILL BE ABLE TO REFINANCE THE CREDIT FACILITY OR TO COMPLETE THE PRIVATE PLACEMENT.

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